___________________________________________________________________________
 		SECURITIES AND EXCHANGE COMMISSION
		     Washington, D. C.  20549


			     FORM 8-K


 			   CURRENT REPORT


 Pursuant to Section 13 or 15(d) of  the Securities Exchange Act of 1934


		Date of Report:   December 24, 1996
		Date of earliest
 		event reported:   December 20, 1996


			Apple Computer, Inc.
	(Exact name of registrant as specified in its charter)


	California			0-10030		94-2404110
(State or other jurisdiction of	   (Commission File	(I.R.S. Employer
incorporation or organization)		Number)		Identification No.)





	   1 Infinite Loop, Cupertino, California 95014
	     (Address of principal executive offices)


 Registrant's telephone number, including area code:  (408) 996-1010


			   Not Applicable
     (Former name or former address, if changed since last report.)
			Exhibit Index on Page 4
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INFORMATION INCLUDED IN THIS REPORT

Items 1 through 4, 6 and 8 Not Applicable.

Item 5.	Other Events.

	(i) Reference is made to the press release issued to the public by the registrant on December 20, 1996 announcing it has signed an agreement to purchase NeXT Software, Inc. for a price of $400 million ($350 million plus the assumption of approximately $50 million of debt), the text of which is attached hereto as an exhibit, for a description of the events reported pursuant to this Form 8-K.


Item 7.	Financial Statements, Pro Forma Financial Information and
Exhibits.

	(c)	Exhibits

		99.1	Text of press release dated December 20, 1996.

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			    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


			APPLE COMPUTER, INC.



					By:	/s/Fred D. Anderson
						Fred D. Anderson,
						Executive Vice President and
						Chief Financial Officer

Date:  December 24, 1996

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			INDEX TO EXHIBITS

Exhibit		Document					Page
99.1		Text of Press Release dated December 20, 1996	5


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